                                                                   Exhibit 2.4

                                 AMENDMENT NO. 1 TO
                        PLAN AND AGREEMENT OF REORGANIZATION

     This Amendment No. 1 (this "AMENDMENT") relates to the Plan and Agreement of Reorganization (the "AGREEMENT") dated March 27, 2000 among LIBERATE TECHNOLOGIES, a Delaware corporation (the "BUYER"), LT ACQUISITION CORPORATION, a Pennsylvania corporation and wholly owned subsidiary of the Buyer ("MERGER SUB"), MORECOM, INC., a Pennsylvania corporation (the "COMPANY"), and the holders of certain of the outstanding capital stock of the Company executing this Agreement (the "STOCKHOLDERS"). Capitalized terms used in this Amendment without definition have the meanings stated in the Agreement.

     The Agreement provides for the issuance of shares of Buyer Stock in certificated form. Under the Agreement, the certificate which prior to the Closing represented Shares are deemed, upon the effectiveness of the Merger, to represent the shares of Buyer Stock into which such Shares were converted by virtue of the Merger.

     The Company and the Stockholders have determined that it would be in the interest of the Stockholders that the Buyer Stock be issued in uncertificated form, and the Buyer has determined that this modification is also in its interest.

     Therefore, the parties hereby agree as follows:

     SECTION 1. UNCERTIFICATED FORM. Notwithstanding anything to the Agreement, the shares of Buyer Stock issuable in connection with the Merger will be initially issued in uncertificated form.

     SECTION 2. COMPANY STOCK CERTIFICATES. Notwithstanding anything to the Agreement, each certificate which prior to the Closing represented Shares (an "OLD CERTIFICATE") shall, upon the effectiveness of the Merger, be canceled, shall no longer represent any capital stock of or any interest in or claim or right against the Company, the Buyer or any other Person and shall be surrendered by the holder thereof to the Buyer as soon as reasonably practicable after the effectiveness of the Merger. Each Stockholder shall defend, indemnify and hold harmless the Company and the Buyer from and against all claims, damages, costs, attorneys' fees or other liabilities which may arise from such Stockholder's failure to so surrender any Old Certificate issued in the name of such Stockholder.

     SECTION 3. CERTIFICATED FORM, CASH IN LIEU. Any holder of uncertificated shares of Buyer Stock issued as contemplated by this Amendment shall be entitled to request that such shares be changed to certificated form and receive a certificate therefor, provided that no certificate for Buyer Stock otherwise deliverable to a holder of Shares who has not theretofore surrendered the corresponding Old Certificate registered in its, his or her name shall be delivered or paid until the surrender of such Old Certificate to the Buyer, subject to Section 1.15 of the Agreement.

     SECTION 4. MISCELLANEOUS. Section 8 of the Agreement shall also apply to this Amendment. Except as expressly modified hereby, the Agreement is confirmed and ratified in all respects and shall continue in full force and effect.

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

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Plan and Agreement of Reorganization.

 BUYER:                             LIBERATE TECHNOLOGIES

                                    By:
                                         --------------------------------
                                         Name:
                                         Title:

 MERGER SUB:                        LT ACQUISITION CORPORATION

                                    By:
                                         --------------------------------
                                         Name
                                         Title:

 COMPANY:                           MORECOM, INC.

                                    By:
                                         --------------------------------
                                         Name:  Ami Miron
                                         Title:  President

STOCKHOLDERS:

                                    -----------------------
                                    Ami Miron


                                    -----------------------
                                    Weidong Mao


                                    -----------------------
                                    Mario Rainville

                                   VERTEX INVESTMENT (III) Pte.
                                   VERTEX YOZMA L.P.
                                   VERTEX DISCOUNT L.P.
                                   VERTEX TECHNOLOGY FUND Pte.
                                   I.F. THE INTERNATIONAL FUND, L.P.
                                   I.F. THE INTERNATIONAL FUND, NO. 2, L.P.

                                   By:
                                        -----------------------
                                        Name:
                                        Title:

                                   MOFET ISRAEL TECHNOLOGY FUND

                                   By:
                                        -----------------------
                                        Name:
                                        Title:





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